Exhibit 99
News Release
Axalta Coating Systems 1050 Constitution Avenue Philadelphia, PA 19112 USA	Investor & Media Contact Colleen Lubic D +1 610-999-9407 Colleen.Lubic@axalta.com

Immediate Release
Axalta Releases Third Quarter 2024 Results
PHILADELPHIA, PA, October 30, 2024 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the third quarter ended September 30, 2024.
Third Quarter 2024 Highlights:
▪Record third quarter net sales of $1.32 billion
▪Net income increased 40% year over year to $102 million; net income margin of 7.7%
▪Record third quarter Adjusted EBITDA of $291 million
▪Adjusted EBITDA margin improved 220 basis points year over year to 22.1%
▪Diluted EPS increased 39% year over year to $0.46 and Adjusted Diluted EPS increased 31% year over year to $0.59
▪Repurchased $50 million of common shares
Third Quarter 2024 Consolidated Financial Results
Third quarter 2024 net sales increased 0.8% year over year to a third quarter company record of $1.32 billion as contribution from the CoverFlexx acquisition and volume growth were partially offset by contractual raw material index impacts and mix headwinds.
Net income increased by 40% year over year to $102 million with net income margins of 7.7%. Adjusted net income improved by $31 million year over year to $129 million driven by lower variable costs and a reduction in operating expenses. Adjusted EBITDA increased by 12% to $291 million compared to $261 million in the prior year period. Adjusted EBITDA margin expanded by 220 basis points to 22.1%. Diluted earnings per share increased by 39% to $0.46 compared to $0.33 in the prior year period. Adjusted diluted earnings per share improved by 31% to $0.59.
Third quarter 2024 cash provided by operating activities was $194 million versus $210 million in the same period last year. This decrease was predominately driven by higher working capital. Cash and cash equivalents at quarter end were $567 million and total liquidity was over $1.2 billion. Axalta’s net debt to trailing twelve month (“LTM”) Adjusted EBITDA ratio (total net leverage ratio or net leverage ratio) was 2.7x at quarter end versus 3.2x as of September 30, 2023. In the third quarter, Axalta repurchased over 1.4 million common shares for total consideration of $50 million.
Discussion of Segment Results
Performance Coatings third quarter 2024 net sales were $877 million, up 2% compared to the prior year period. Refinish net sales grew 5% year over year to $554 million as contribution from the CoverFlexx acquisition and net new body shop wins were partially offset by mix headwinds and lower body shop activity. Industrial net sales decreased by 1% year over year to $323 million as positive pricing was more than offset by lower volumes.
Performance Coatings generated third quarter Adjusted EBITDA of $221 million compared to $200 million in the prior year period, with Adjusted EBITDA margins of 25.3% and 23.3%, respectively. The increases in segment Adjusted EBITDA and segment Adjusted EBITDA margin were driven by lower variable costs and a reduction in operating expenses.
Mobility Coatings third quarter 2024 net sales were $443 million, a decrease of 2% from the prior year period. Light Vehicle net sales were flat year over year as 5% volume growth was offset by contractual raw material pass-through impacts and a modest foreign exchange translation headwind. Commercial Vehicle net sales decreased by 8% year over year to $103 million led by lower volumes due to an expected decline in Class 8 builds in North America and Latin America. As expected, Mobility Coatings price-mix declined by 3% year over year driven by mix and contractual raw material pass-through impacts.

The Mobility Coatings segment generated Adjusted EBITDA of $70 million in the third quarter compared to $61 million in the prior year period, with margins of 15.7% and 13.4%, respectively. The increases in segment Adjusted EBITDA and segment Adjusted EBITDA margin were driven by lower variable costs, new business wins and lower operating costs.
“Our results in the third quarter were exceptional,” said Chris Villavarayan, CEO and President of Axalta. “I am extremely proud of the commitment and dedication from each of our employees to deliver a record third quarter for the company in net sales and Adjusted EBITDA, despite macroeconomic headwinds in all four end markets. As One Axalta, we are successfully executing on our 2026 A Plan and outperforming against key industry benchmarks as we remain dedicated to unlocking our full earnings potential.”

Full Year 2024 Outlook

(in millions, except %’s and per share data)	Full Year 2024

Item

Net Sales	~$5,275
Adjusted EBITDA	~$1,115
Adjusted Diluted EPS	$2.15
Free Cash Flow	~$500
D&A (step-up D&A)	~$280 ($50)
Tax Rate, As Adjusted	~25%
Diluted Shares Outstanding	~220
Interest Expense	~$210
Capex	~$140
Axalta does not provide a reconciliation for non-GAAP estimates for Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow or tax rate, as adjusted, on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. See “Non-GAAP Financial Measures” for more information.
Conference Call Information
Axalta will hold a conference call to discuss its third quarter 2024 financial results on Wednesday, October 30, 2024, at 8:00 a.m. ET. A live webcast of the conference call will be available online at www.axalta.com/investorcall. A replay of the webcast will be posted shortly after the call and will remain accessible through October 30, 2025. The dial-in phone number for the conference call is 1-800-267-6316 and the conference ID is AXALTA. For those unable to participate, a replay will be available through November 6, 2024. The replay dial-in number is +1-844-512-2921. The replay passcode is 11157263.

Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding Axalta and its subsidiaries including, but not limited to, statements regarding our previously announced three-year 2024-2026 strategy (the “2026 A Plan”), and our outlook and/or guidance, which includes net sales, Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow, depreciation and amortization (“D&A”), step-up D&A, tax rate, as adjusted, diluted shares outstanding, interest expense, and capital expenditures. Axalta has identified some of these forward-looking statements with words such as “outlook,” “potential,” and “plan,” and the negative of these words or other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control, as well as risks related to the execution of, and assumptions underlying, our previously-announced transformation initiative and the 2026 A Plan, that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta’s financial results is available in “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Axalta’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
This release includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, Free Cash Flow, total net leverage ratio, tax rate, as adjusted, and Adjusted EBIT. Management uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, tax rate, as adjusted, and Adjusted EBIT in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Management uses Free Cash Flow and total net leverage ratio in the analysis of (1) our liquidity, (2) our ability to incur and service our debt and (3) strategic capital allocation decisions. Adjusted EBITDA, Adjusted Diluted EPS, adjusted net income and Adjusted EBIT consist of EBITDA, Diluted EPS, net income attributable to common shareholders and EBIT, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not otherwise occurred within the last two years or we believe are not reasonably likely to recur within the next two years. Free cash flow consists of cash provided by (used for) operating activities less purchase of property, plant and equipment plus interest proceeds on swaps designated as net investment hedges. Total net leverage ratio consists of net debt divided by Adjusted EBITDA, with net debt defined as total debt less cash and cash equivalents. We believe that making the foregoing adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. The non-GAAP financial measures used by Axalta may differ from similarly titled measures reported by other companies. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, Free Cash Flow, total net leverage ratio, tax rate, as adjusted and Adjusted EBIT should not be considered as alternatives to net sales, net income (loss), income (loss) from operations or any other financial measures derived in accordance with GAAP. These non-GAAP financial measures have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for Adjusted EBITDA, Adjusted Diluted EPS, tax rate, as adjusted, or Free Cash Flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. These items are uncertain, depend on various factors and may have a substantial and unpredictable impact on our GAAP results.
Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBITDA, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results and that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available. Beginning with the fourth quarter of 2023, we replaced Adjusted EBIT with Adjusted EBITDA as the primary measure of segment operating performance. As previously disclosed, we will continue publishing segment Adjusted EBIT through 2024 to allow for historical trend analyses.

About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the global team at Axalta continues to find ways to serve our more than 100,000 customers in over 140 countries better every day with the finest coatings, application systems and technology. For more information visit axalta.com and follow us @axalta on X.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$1,320	$1,309	$3,965	$3,887
Cost of goods sold	858	886	2,614	2,692
Selling, general and administrative expenses	211	209	631	625
Other operating charges	15	13	78	22
Research and development expenses	19	18	55	56
Amortization of acquired intangibles	24	20	68	66
Income from operations	193	163	519	426
Interest expense, net	54	55	158	158
Other (income) expense, net	(3)	5	4	15
Income before income taxes	142	103	357	253
Provision for income taxes	40	30	103	58
Net income	102	73	254	195
Less: Net income attributable to noncontrolling interests	1	1	—	1
Net income attributable to common shareholders	$101	$72	$254	$194
Basic net income per share	$0.46	$0.33	$1.15	$0.88
Diluted net income per share	$0.46	$0.33	$1.15	$0.87
Basic weighted average shares outstanding	218.9	221.0	219.8	221.3
Diluted weighted average shares outstanding	219.9	221.9	220.8	222.1

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$567	$700
Restricted cash	4	3
Accounts and notes receivable, net	1,298	1,260
Inventories	818	741
Prepaid expenses and other current assets	151	117
Total current assets	2,838	2,821
Property, plant and equipment, net	1,188	1,204
Goodwill	1,718	1,591
Identifiable intangibles, net	1,207	1,130
Other assets	549	526
Total assets	$7,500	$7,272
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$708	$725
Current portion of borrowings	20	26
Other accrued liabilities	694	677
Total current liabilities	1,422	1,428
Long-term borrowings	3,505	3,478
Accrued pensions	244	252
Deferred income taxes	163	162
Other liabilities	215	179
Total liabilities	5,549	5,499
Shareholders’ equity:
Common shares, $1.00 par, 1,000.0 shares authorized, 254.4 and 253.7 shares issued at September 30, 2024 and December 31, 2023, respectively	254	254
Capital in excess of par	1,590	1,568
Retained earnings	1,540	1,286
Treasury shares, at cost, 36.4 and 33.6 shares at September 30, 2024 and December 31, 2023, respectively	(1,037)	(937)
Accumulated other comprehensive loss	(442)	(444)
Total Axalta shareholders’ equity	1,905	1,727
Noncontrolling interests	46	46
Total shareholders’ equity	1,951	1,773
Total liabilities and shareholders’ equity	$7,500	$7,272

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Nine Months Ended September 30,
	2024	2023
Operating activities:
Net income	$254	$195
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	207	207
Amortization of deferred financing costs and original issue discount	6	7
Debt extinguishment and refinancing-related costs	3	7
Deferred income taxes	10	(8)
Realized and unrealized foreign exchange losses, net	12	21
Stock-based compensation	21	19
Impairment charges	—	15
Interest income on swaps designated as net investment hedges	(10)	(9)
Other non-cash, net	5	25
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(16)	(213)
Inventories	(54)	66
Prepaid expenses and other assets	(106)	(68)
Accounts payable	(18)	17
Other accrued liabilities	(2)	9
Other liabilities	30	(1)
Cash provided by operating activities	342	289
Investing activities:
Acquisitions, net of cash acquired	(290)	—
Purchase of property, plant and equipment	(78)	(105)
Interest proceeds on swaps designated as net investment hedges	10	9
Settlement proceeds on swaps designated as net investment hedges	—	29
Payments for loans to customers	(21)	(1)
Other investing activities, net	5	3
Cash used for investing activities	(374)	(65)
Financing activities:
Proceeds from short-term borrowings	—	9
Proceeds from long-term borrowings	292	197
Payments on short-term borrowings	(5)	(40)
Payments on long-term borrowings	(273)	(359)
Financing-related costs	(5)	(9)
Purchases of common stock	(100)	(50)
Net cash flows associated with stock-based awards	1	7
Deferred acquisition-related consideration	—	(8)
Other financing activities, net	—	1
Cash used for financing activities	(90)	(252)
Decrease in cash	(122)	(28)
Effect of exchange rate changes on cash	(10)	(19)
Cash at beginning of period	703	655
Cash at end of period	$571	$608

Cash at end of period reconciliation:
Cash and cash equivalents	$567	$606
Restricted cash	4	2
Cash at end of period	$571	$608

The following table reconciles net income to EBITDA and Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended September 30,		Twelve Months Ended September 30, 2024	Nine Months Ended September 30,		Year Ended December 31, 2023
	2024	2023		2024	2023
Net income	$102	$73	$328	$254	$195	$269
Interest expense, net	54	55	213	158	158	213
Provision for income taxes	40	30	131	103	58	86
Depreciation and amortization	71	71	276	207	207	276
EBITDA	267	229	948	722	618	844
Debt extinguishment and refinancing-related costs (a)	—	4	6	3	7	10
Termination benefits and other employee-related costs (b)	11	12	71	67	14	18
Acquisition and divestiture-related costs (c)	4	1	10	8	1	3
Site closure costs (d)	—	2	4	1	4	7
Impairment charges (e)	—	—	—	—	15	15
Foreign exchange remeasurement losses (f)	—	7	12	8	19	23
Long-term employee benefit plan adjustments (g)	3	3	10	8	7	9
Stock-based compensation (h)	7	5	28	21	19	26
Environmental charge (i)	—	—	4	4	—	—
Other adjustments (j)	(1)	(2)	(2)	(1)	(3)	(4)
Adjusted EBITDA	$291	$261	$1,091	$841	$701	$951
Net sales	$1,320	$1,309	$5,262	$3,965	$3,887	$5,184
Net income margin	7.7%	5.6%	6.2%	6.4%	5.0%	5.2%
Adjusted EBITDA margin	22.1%	19.9%	20.7%	21.2%	18.0%	18.4%

Segment Adjusted EBITDA:
Performance Coatings	$221	$200	$832	$640	$550	$742
Mobility Coatings	70	61	259	201	151	209
Total	$291	$261	$1,091	$841	$701	$951

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Represents impairment charges, which are not considered indicative of our ongoing operating performance. The losses recorded during the nine months ended September 30, 2023 and year ended December 31, 2023 were primarily due to the decision to demolish assets at a previously closed manufacturing site during the three months ended June 30, 2023 and the then anticipated exit of a non-core business category in the Mobility Coatings segment during the three months ended March 31, 2023.

(f)	Represents foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(g)	Represents the non-cash, non-service cost components of long-term employee benefit costs.

(h)	Represents non-cash impacts associated with stock-based compensation.

(i)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(j)	Represents costs for certain non-operational or non-cash losses (gains), unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$102	$73	$254	$195
Less: Net income attributable to noncontrolling interests	1	1	—	1
Net income attributable to common shareholders	101	72	254	194
Debt extinguishment and refinancing-related costs (a)	—	4	3	7
Termination benefits and other employee-related costs (b)	11	12	67	14
Acquisition and divestiture-related costs (c)	4	1	8	1
Impairment charges (d)	—	—	—	15
Accelerated depreciation and site closure costs (e)	2	2	4	4
Environmental charge (f)	—	—	4	—
Other adjustments (g)	(1)	(2)	(1)	(3)
Step-up depreciation and amortization (h)	11	13	36	43
Total adjustments	27	30	121	81
Income tax provision impacts (i)	(1)	4	13	21
Adjusted net income	$129	$98	$362	$254
Adjusted diluted net income per share	$0.59	$0.45	$1.64	$1.14
Diluted weighted average shares outstanding	219.9	221.9	220.8	222.1

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents impairment charges, which are not considered indicative of our ongoing operating performance. The losses recorded during the nine months ended September 30, 2023 were primarily due to the decision to demolish assets at a previously closed manufacturing site during the three months ended June 30, 2023 and the then anticipated exit of a non-core business category in the Mobility Coatings segment during the three months ended March 31, 2023.

(e)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(f)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(g)	Represents costs for certain non-operational or non-cash losses (gains), unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(h)	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

(i)	The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were expenses of $5 million and $10 million and expenses of $3 million and benefits of $2 million for the three and nine months ended September 30, 2024 and 2023, respectively. The tax adjustments for the three and nine months ended September 30, 2024 and 2023 include the deferred tax benefit ratably amortized into our adjusted income tax rate as the tax attribute related to a January 1, 2020 intra-entity transfer of certain intellectual property rights is realized.

The following table reconciles cash provided by (used for) operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023	2024	2023	2024	2023
Cash provided by (used for) operating activities	$34	$(52)	$114	$131	$194	$210	$342	$289
Purchase of property, plant and equipment	(22)	(42)	(23)	(32)	(33)	(31)	(78)	(105)
Interest proceeds on swaps designated as net investment hedges	3	6	4	—	3	3	10	9
Free cash flow	$15	$(88)	$95	$99	$164	$182	$274	$193

The following table reconciles income from operations to adjusted EBIT and segment adjusted EBIT for the periods presented (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Income from operations	$193	$163	$519	$426
Other (income) expense, net	(3)	5	4	15
Total	196	158	515	411
Debt extinguishment and refinancing-related costs (a)	—	4	3	7
Termination benefits and other employee-related costs (b)	11	12	67	14
Acquisition and divestiture-related costs (c)	4	1	8	1
Impairment charges (d)	—	—	—	15
Accelerated depreciation and site closure costs (e)	2	2	4	4
Environmental charge (f)	—	—	4	—
Other adjustments (g)	(1)	(2)	(1)	(3)
Step-up depreciation and amortization (h)	11	13	36	43
Adjusted EBIT	$223	$188	$636	$492

Segment Adjusted EBIT (1):
Performance Coatings	$160	$135	$456	$362
Mobility Coatings	52	40	144	87
Total	212	175	600	449
Step-up depreciation and amortization (h)	11	13	36	43
Adjusted EBIT	$223	$188	$636	$492

(1)	During the three months ended December 31, 2023, Axalta transitioned to using Adjusted EBITDA as the primary measure to evaluate financial performance of the operating segments and allocate resources. We will continue publishing segment Adjusted EBIT through 2024 to allow for historical trend analyses.

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents impairment charges, which are not considered indicative of our ongoing operating performance. The losses recorded during the nine months ended September 30, 2023 were primarily due to the decision to demolish assets at a previously closed manufacturing site during the three months ended June 30, 2023 and the then anticipated exit of a non-core business category in the Mobility Coatings segment during the three months ended March 31, 2023.

(e)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(f)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(g)	Represents costs for certain non-operational or non-cash losses (gains), unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(h)	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.